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                                                                    EXHIBIT 23.1


                        Consent of Arthur Andersen LLP


As independent public accountants, we hereby consent to the use of our reports included in or made a part of this current report on Form 8-K. It should be noted that we have not audited any consolidated financial statements of Eller Media Corporation subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of the report.

                                                     ARTHUR ANDERSEN LLP


Phoenix, Arizona,
   April 16, 1997